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                                                                     EXHIBIT 5.1

[Letterhead of Smith, Gambrell & Russell, LLP]





May 4, 2000



Board of Directors
Professional Transportation Group Ltd., Inc.
1950 Spectrum Circle, Suite B-100
Marietta, Georgia  30067

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         This firm has acted as counsel to Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), in connection with its registration, pursuant to the Company's registration statement on Form S-3, Registration No. 333-90955, as amended by Amendment No. 1 thereto (as so amended, the "Registration Statement"), of up to 4,614,506 shares of the Company's common stock, no par value per share (the "Shares"), for sale by the holders thereof disclosed in the "Selling Securityholders" section of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1. A copy of the Registration Statement and Amendment No. 1 thereto.

         2. The Amended and Restated Articles of Incorporation of the Company.

         3. The Amended and Restated Bylaws of the Company.

         4. Resolutions of the Board of Directors of the Company adopted on October 15, 1999, January 5, 2000 and March 13, 2000, as certified by the Secretary of the Company as then being complete, accurate and then in effect.

         5. The forms of those stock options or warrants covering those of its Shares which are subject to issuance upon exercise of stock options or warrants.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of
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Board of Directors
Professional Transportation Group Ltd., Inc.
May 4, 2000
Page 2

public officials, governmental agencies and departments, and corporate officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Business Corporation Code of the State of Georgia. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been or, (with respect to those Shares covered by and issuable upon the exercise of stock options or warrants) will be when issued in accordance with the terms of the applicable option or warrant, validly issued, fully paid and non-assessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   SMITH, GAMBRELL & RUSSELL, LLP



                                   By: /s/ Jon H. Klapper
                                      --------------------------------------
                                      Jon H. Klapper